Exhibit 99.1

Akorn Announces the Sale of the Akorn-Strides Joint Venture Product Portfolio to Pfizer, Inc.

LAKE FOREST, Ill.--(BUSINESS WIRE)--December 29, 2010--Akorn, Inc. (NASDAQ: AKRX), a niche generic pharmaceutical company, today reported that its Akorn-Strides LLC joint venture has entered into a purchase agreement with Pfizer Inc. to sell 16 Abbreviated New Drug Approvals (ANDAs) and 6 filed ANDAs. For its portion, Akorn, Inc. will receive $35 million in cash. Akorn-Strides LLC will continue to manufacture and distribute the approved products until April 30, 2011.

In the three quarters ended September 30, 2010, Akorn recognized $1.9 million in revenue and approximately $2.0 million in adjusted EBITDA as a result of its participation in the Akorn-Strides LLC joint venture.

Raj Rai, Chief Executive Officer, commented, “This is a positive outcome for Akorn as the proceeds from the sale provide us with immediate access to capital to accelerate our infrastructure improvements, pursue acquisitions and in-licensing of niche pharmaceuticals, as well as strengthen our balance sheet. We would like to thank our joint venture partner, Strides, for helping build value in our joint venture which has resulted in a mutually beneficial strategic outcome.”

About Akorn, Inc.

Akorn, Inc. is a niche pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey where the Company manufactures ophthalmic and injectable pharmaceuticals. Additional information is available on the Company’s website at www.akorn.com.

Forward Looking Statement

This press release includes statements that may constitute "forward-looking statements", including projections of certain measures of Akorn's results of operations, projections of certain charges and expenses, and other statements regarding Akorn's goals, regulatory approvals and strategy. Akorn cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Factors that could cause or contribute to such differences include, but are not limited to: statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results. These cautionary statements should be considered in connection with any subsequent written or oral forward-looking statements that may be made by the company or by persons acting on its behalf and in conjunction with its periodic SEC filings. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled "Cautionary Statement Regarding Forward-Looking Statements" in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.

CONTACT:
At the Company:
Akorn, Inc.
Raj Rai, Chief Executive Officer
(847) 279-6155